Exhibit 99.1

FOR IMMEDIATE RELEASE
October 20, 2021

FOR ADDITIONAL INFORMATION, PLEASE CONTACT JEAN R. HALE, CHAIRMAN AND C.E.O., COMMUNITY TRUST BANCORP, INC. AT (606) 437-3294

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS EARNINGS FOR THE THIRD QUARTER 2021

Earnings Summary
(in thousands except per share data)	3Q 2021	2Q 2021	3Q 2020	YTD 2021	YTD 2020
Net income	$21,142	$23,931	$17,447	$68,691	$43,678
Earnings per share	$1.19	$1.35	$0.98	$3.86	$2.46
Earnings per share - diluted	$1.19	$1.34	$0.98	$3.86	$2.46

Return on average assets	1.54%	1.76%	1.38%	1.71%	1.23%
Return on average equity	12.06%	14.20%	10.81%	13.55%	9.26%
Efficiency ratio	53.50%	53.17%	55.99%	52.35%	56.72%
Tangible common equity	11.77%	11.39%	11.68%

Dividends declared per share	$0.400	$0.385	$0.385	$1.170	$1.145
Book value per share	$38.78	$38.36	$36.20

Weighted average shares	17,790	17,784	17,746	17,783	17,746
Weighted average shares - diluted	17,808	17,800	17,752	17,798	17,753

Community Trust Bancorp, Inc. (NASDAQ-CTBI) achieved earnings for the third quarter 2021 of $21.1 million, or $1.19 per basic share, compared to $23.9 million, or $1.35 per basic share, earned during the second quarter 2021 and $17.4 million, or $0.98 per basic share, earned during the third quarter 2020.  Our loan portfolio quality continues to see improvement, allowing a further reduction in credit loss reserves.  Noninterest income declined; however, total revenue increased as our net interest margin saw improvement resulting from a redeployment of Federal Reserve funds into our investment portfolio and forgiveness of Paycheck Protection Program (PPP) loans.  Earnings for the nine months ended September 30, 2021 were $68.7 million compared to $43.7 million for the nine months ended September 30, 2020.

3rd Quarter 2021 Highlights

❖	Net interest income for the quarter of $42.0 million was $2.0 million, or 5.0%, above prior quarter and $4.3 million, or 11.5%, above third quarter 2020.

❖
We recovered $0.2 million of our provision for credit losses during the quarter ended September 30, 2021.  The reduction to our allowance for credit losses was the result of improving credit metrics.  We also recognized a recapture of allowance for credit losses in the second quarter 2021 with a credit to the provision for credit losses of $4.3 million.  Provision for credit losses for the third quarter 2020 totaled $2.4 million.

❖
Our loan portfolio decreased $50.3 million, an annualized 5.8%, during the quarter and $159.7 million, or 4.5%, from September 30, 2020.  Loans, excluding PPP loans, increased $26.6 million during the quarter.

❖
Net loan charge-offs for the quarter were $0.3 million, or 0.04% of average loans annualized, for the quarter ended September 30, 2021, compared to a net recovery of loan losses of $0.6 million for the quarter ended June 30, 2021 and net loan charge-offs of $1.1 million, or 0.12% of average loans annualized, for the third quarter 2020.

❖
Asset quality remains strong from prior quarter as our nonperforming loans, excluding troubled debt restructurings, decreased to $18.7 million at September 30, 2021 from $21.1 million at June 30, 2021and $29.9 million at September 30, 2020.  Nonperforming assets at $23.0 million decreased $3.9 million from June 30, 2021 and $22.4 million from September 30, 2020.

❖
Deposits, including repurchase agreements, decreased $106.0 million, an annualized 9.0%, during the quarter but increased $326.3 million, or 7.7%, from September 30, 2020.  The decrease from prior quarter was primarily due to the transfer of a $75 million repurchase agreement into a managed fund with our trust subsidiary.

❖	Noninterest income for the quarter ended September 30, 2021 of $14.4 million decreased from prior quarter by $1.1 million, or 7.3%, and $0.5 million, or 3.5%, from prior year same quarter.

❖	Noninterest expense for the quarter ended September 30, 2021 of $30.3 million increased $0.8 million, or 2.8%, from prior quarter, and $0.9 million, or 2.9%, from prior year same quarter.

COVID-19

We continue working with our customers through the COVID-19 pandemic.  At September 30, 2021, the number of customers with CARES Act deferrals reduced to 27 for a total outstanding amount of $15.8 million.  The majority of our CARES Act deferrals have been 90 day deferrals.  Total outstanding deferrals include 6 commercial loan deferrals with a total outstanding amount of $14.3 million, 17 residential loan deferrals with a total outstanding amount of $1.4 million, and 4 consumer loan deferrals with a total outstanding amount of $0.1 million.  These loan deferrals and modifications have been executed consistent with the guidelines of the CARES Act.  Pursuant to the CARES Act, these loan deferrals are not included in our nonperforming loans disclosed below.

At September 30, 2021, we had closed 6,312 Paycheck Protection Program (PPP) loans totaling $401.3 million, including 3,352 loans totaling $124.3 million stemming from the Consolidated Appropriations Act 2021 (second round).  Through September 30, 2021, we have had 4,730 of our PPP loans totaling $297.7 million forgiven by the SBA, including 1,877 loans totaling $35.9 million from the second round.

Net Interest Income

				Percent Change
				3Q 2021 Compared to:
($ in thousands)	3Q 2021	2Q 2021	3Q 2020	2Q 2021	3Q 2020	YTD 2021	YTD 2020	Percent Change
Components of net interest income
Income on earning assets	$45,952	$44,105	$43,815	4.2%	4.9%	$134,485	$133,832	0.5%
Expense on interest bearing liabilities	3,712	3,868	5,946	(4.0)	(37.6)	11,549	20,907	(44.8)
Net interest income (tax equivalent)	$42,240	$40,237	$37,869	5.0%	11.5%	$122,936	$112,925	8.9%

Average yield and rates paid
Earning assets yield	3.52%	3.41%	3.66%	3.1%	(3.8)%	3.52%	3.99%	(11.9)%
Rate paid on interest bearing liabilities	0.43	0.45	0.73	(4.7)	(40.9)	0.46	0.91	(50.1)
Gross interest margin	3.09%	2.96%	2.93%	4.3%	5.4%	3.06%	3.08%	(0.6)%
Net interest margin	3.23%	3.11%	3.16%	3.8%	2.3%	3.22%	3.37%	(4.6)%

Average balances
Investment securities	$1,511,178	$1,223,123	$946,426	23.55%	59.7%	$1,266,850	$770,184	64.5%
Loans	$3,400,194	$3,495,655	$3,539,520	(2.73)%	(3.9)%	$3,480,860	$3,421,749	1.7%
Earning assets	$5,184,749	$5,184,923	$4,768,869	0.00%	8.7%	$5,109,934	$4,475,200	14.2%
Interest-bearing liabilities	$3,410,286	$3,424,218	$3,238,474	(0.41)%	5.3%	$3,390,178	$3,060,851	10.8%

Net interest income for the quarter of $42.0 million increased $2.0 million, or 5.0%, from second quarter 2021 and $4.3 million, or 11.5%, from third quarter 2020.  Our net interest income excluding PPP loans for the quarter ended September 30, 2021 was $37.9 million compared to $36.7 million for the quarter ended June 30, 2021 and $36.6 million for the quarter ended September 30, 2020.  Our net interest margin at 3.23% increased 12 basis points from prior quarter and 7 basis points from prior year same quarter, as our average earning assets decreased $0.2 million from prior quarter but increased $415.9 million from prior year same quarter.  Our yield on average earning assets increased 11 basis points from prior quarter but decreased 14 basis points from prior year same quarter, and our cost of funds decreased 2 basis points from prior quarter and 30 basis points from prior year same quarter.  The improvement in our net interest margin resulted from a redeployment of Federal Reserve funds into our investment portfolio and forgiveness of PPP loans.  As discussed more fully below, the impact of the PPP loans to the net interest margin for the third quarter 2021 was 25 basis points.  Net interest income for the nine months ended September 30, 2021 increased $9.9 million, or 8.8%, compared to the nine months ended September 30, 2020.

The PPP loan portfolio had an annualized yield for the quarter of 12.24%, a 620 basis point increase from the 6.04% yield in the second quarter 2021.  Interest income on the portfolio was $0.4 million during the quarter, down $0.2 million from prior quarter, while the amortization of net loan origination fees from current outstanding loans and recognition of net fee income from paid and forgiven loans was $4.0 million, up $1.0 million from prior quarter.  These fees are amortized over the life of the loan with any unamortized balance fully recognized at the time of loan forgiveness.  The impact of the PPP loan portfolio to the net interest margin was 25 basis points for the third quarter 2021, an 11 basis point increase from the 14 basis points for the second quarter 2021.

Our ratio of average loans to deposits, including repurchase agreements, was 73.1% for the quarter ended September 30, 2021 compared to 75.0% for the quarter ended June 30, 2021 and 82.8% for the quarter ended September 30, 2020.

Noninterest Income

				Percent Change
				3Q 2021 Compared to:
($ in thousands)	3Q 2021	2Q 2021	3Q 2020	2Q 2021	3Q 2020	YTD 2021	YTD 2020	Percent Change
Deposit service charges	$7,066	$6,358	$6,296	11.1%	12.2%	$19,446	$17,179	13.2%
Trust revenue	3,039	3,349	2,692	(9.2)	12.9	9,339	8,145	14.7
Gains on sales of loans	1,239	1,907	2,470	(35.0)	(49.8)	5,579	4,706	18.6
Loan related fees	1,050	1,004	1,383	4.7	(24.0)	4,324	2,300	88.0
Bank owned life insurance revenue	654	581	602	12.4	8.7	1,808	1,739	4.0
Brokerage revenue	519	554	310	(6.3)	67.4	1,530	995	53.7
Other	821	1,768	1,158	(53.7)	(29.3)	3,460	4,247	(18.6)
Total noninterest income	$14,388	$15,521	$14,911	(7.3)%	(3.5)%	$45,486	$39,311	15.7%

Noninterest income for the quarter ended September 30, 2021 of $14.4 million was a decrease of $1.1 million, or 7.3%, from prior quarter and $0.5 million, or 3.5%, from prior year same quarter.  The decrease from prior quarter included decreases in gains on sales of loans ($0.7 million), trust revenue ($0.3 million), securities gains ($0.3 million), and other operating revenue ($0.4 million), partially offset by an increase in deposit service charges ($0.7 million).  The decrease from prior year same quarter included decreases in gains on sales of loans ($1.2 million), loan related fees ($0.3 million), and securities gains ($0.2 million), partially offset by increases in deposit service charges ($0.8 million) and trust revenue ($0.3 million).  Noninterest income for the nine months ended September 30, 2021 of $45.5 million was a $6.2 million, or 15.7% increase from the nine months ended September 30, 2020.

Gains on sales of loans continue to be impacted by the slowdown in the industry-wide refinancing boom.   Deposit service charges were impacted during the quarter by an increase in overdraft charges.  The year over year increase in noninterest income was driven by increases in gains on sales of loans, deposit service charges, trust revenue, and loan related fees.  Deposit service charges were primarily impacted year over year by an increase in debit card income.  Loan related fees were primarily impacted by the change in the fair market value of mortgage servicing rights.

Noninterest Expense

				Percent Change
				3Q 2021 Compared to:
($ in thousands)	3Q 2021	2Q 2021	3Q 2020	2Q 2021	3Q 2020	YTD 2021	YTD 2020	Percent Change
Salaries	$11,962	$11,706	$11,640	2.2%	2.8%	$35,080	$34,651	1.2%
Employee benefits	6,891	7,254	4,497	(5.0)	53.3	19,566	11,670	67.7
Net occupancy and equipment	2,733	2,668	2,724	2.4	0.3	8,229	8,054	2.2
Data processing	1,911	1,870	1,936	2.3	(1.2)	5,940	5,789	2.6
Legal and professional fees	685	753	1,001	(9.2)	(31.6)	2,331	3,057	(23.7)
Advertising and marketing	819	710	797	15.5	2.8	2,251	1,999	12.6
Telephone	486	502	500	(3.1)	(2.7)	1,498	1,389	7.8
Other	4,841	4,035	6,378	20.0	(24.1)	13,241	18,994	(30.3)
Total noninterest expense	$30,328	$29,498	$29,473	2.8%	2.9%	$88,136	$85,603	3.0%

Noninterest expense for the quarter ended September 30, 2021 of $30.3 million increased $0.8 million, or 2.8%, from prior quarter, and $0.9 million, or 2.9%, from prior year same quarter.  The increase in noninterest expense quarter over quarter included increases in operating losses ($0.3 million), marketing and promotional ($0.2 million), and loan related expense ($0.2 million).  The increase from prior year same quarter was the result of an increase in personnel expense ($2.7 million), partially offset by decreases in taxes other than property and payroll ($1.4 million), net other real estate owned expense ($0.2 million), and repossession expense ($0.2 million).  The increase in personnel expense included a $1.8 million increase in bonuses and incentives as we increased the accruals for incentive payments based on our current projected earnings for the year.  Noninterest expense for the nine months ended September 30, 2021 increased $2.5 million, or 3.0%, compared to the nine months ended September 30, 2020.

Balance Sheet Review

Total Loans
				Percent Change
				3Q 2021 Compared to:
($ in thousands)	3Q 2021	2Q 2021	3Q 2020	2Q 2021	3Q 2020
Commercial nonresidential real estate	$732,442	$718,338	$742,436	2.0%	(1.3)%
Commercial residential real estate	330,660	309,627	284,428	6.8	16.3
SBA guaranteed PPP loans	99,116	175,983	270,271	(43.7)	(63.3)
Other commercial	600,583	617,781	602,218	(2.8)	(0.3)
Total commercial	1,762,801	1,821,729	1,899,353	(3.2)	(7.2)

Residential mortgage	763,005	762,649	783,818	0.0	(2.7)
Home equity loans/lines	105,007	102,551	105,454	2.4	(0.4)
Total residential	868,012	865,200	889,272	0.3	(2.4)

Consumer indirect	612,394	610,025	615,608	0.4	(0.5)
Consumer direct	155,022	151,539	153,666	2.3	0.9
Total consumer	767,416	761,564	769,274	0.8	(0.2)

Total loans	$3,398,229	$3,448,493	$3,557,899	(1.5)%	(4.5)%

Total Deposits and Repurchase Agreements
				Percent Change
				3Q 2021 Compared to:
($ in thousands)	3Q 2021	2Q 2021	3Q 2020	2Q 2021	3Q 2020
Non-interest bearing deposits	$1,318,158	$1,286,989	$1,103,863	2.4%	19.4%
Interest bearing deposits
Interest checking	90,657	99,226	78,989	(8.6)	14.8
Money market savings	1,210,551	1,281,431	1,167,516	(5.5)	3.7
Savings accounts	616,561	596,426	499,604	3.4	23.4
Time deposits	1,060,309	1,059,630	1,044,209	0.1	1.5
Repurchase agreements	292,022	370,568	367,788	(21.2)	(20.6)
Total interest bearing deposits and repurchase agreements	$3,270,100	$3,407,281	$3,158,106	(4.0)%	3.5%
Total deposits and repurchase agreements	$4,588,258	$4,694,270	$4,261,969	(2.3)%	7.7%

CTBI’s total assets at $5.4 billion decreased $108.6 million, or 7.8% annualized, from June 30, 2021 but increased $365.2 million, or 7.3%, from September 30, 2020.  Loans outstanding at September 30, 2021 were $3.4 billion, a decrease of $50.3 million, an annualized 5.8%, from June 30, 2021 and $159.7 million, or 4.5%, from September 30, 2020.  Loans, excluding PPP loans, increased $26.6 million during the quarter, with a $17.9 million increase in the commercial loan portfolio, a $3.5 million increase in the direct consumer loan portfolio, a $2.8 million increase in the residential loan portfolio, and a $2.4 million increase in the indirect consumer loan portfolio.  The PPP loan portfolio declined $76.9 million as a result of SBA forgiveness.  CTBI’s investment portfolio increased $168.1 million, or an annualized 49.0%, from June 30, 2021 and $576.9 million, or 60.6%, from September 30, 2020 as we redeployed funds from our Federal Reserve account into our investment portfolio.  Deposits in other banks decreased $249.8 million from prior quarter and $58.9 million from prior year same quarter.  Deposits, including repurchase agreements, at $4.6 billion decreased $106.0 million, or an annualized 9.0%, from June 30, 2021 but increased $326.3 million, or 7.7%, from September 30, 2020.  The decrease from prior quarter was primarily due to the transfer of a $75 million repurchase agreement into a managed fund with our trust subsidiary.

Shareholders’ equity at September 30, 2021 was $691.6 million, a $7.6 million increase from the $684.1 million at June 30, 2021 and a $47.2 million increase from the $644.4 million at September 30, 2020.  CTBI’s annualized dividend yield to shareholders as of September 30, 2021 was 3.80%.

Asset Quality

CTBI’s total nonperforming loans, not including performing troubled debt restructurings, decreased to $18.7 million at September 30, 2021 from $21.1 million at June 30, 2021 and $29.9 million at September 30, 2020.  Accruing loans 90+ days past due decreased $1.6 million from prior quarter and $11.3 million from September 30, 2020.  Nonaccrual loans decreased $0.8 million during the quarter but increased $0.2 million from September 30, 2020.  Accruing loans 30-89 days past due at $8.9 million decreased $2.0 million from prior quarter and $4.5 million from September 30, 2020.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.

Our level of foreclosed properties at $4.3 million at September 30, 2021 was a $1.5 million decrease from the $5.8 million at June 30, 2021 and an $11.3 million decrease from the $15.6 million at June 30, 2020.  Sales of foreclosed properties for the quarter ended September 30, 2021 totaled $2.0 million while new foreclosed properties totaled $0.6 million.  At September 30, 2021, the book value of properties under contracts to sell was $0.4 million; however, the closings had not occurred at quarter-end.

Net loan charge-offs for the quarter were $0.3 million, or 0.04% of average loans annualized, for the quarter ended September 30, 2021, compared to a net recovery of loan losses of $0.6 million for the quarter ended June 30, 2021 and net loan charge-offs of $1.1 million, or 0.12% of average loans annualized, for the third quarter 2020.  For the nine months ended September 30, 2021, we experienced a net recovery of loan losses of $0.1 million compared to net charge-offs of $5.2 million, or 0.20% of average loans annualized, for the nine months ended September 30, 2020.

Allowance for Credit Losses

We recovered $0.2 million of our provision for credit losses during the quarter ended September 30, 2021 as a result of improving credit metrics.  We also recognized a recapture of allowance for credit losses in the second quarter 2021 with a credit to the provision for credit losses of $4.3 million.  Provision for credit losses for the third quarter 2020 totaled $2.4 million.  Our reserve coverage (allowance for credit losses to nonperforming loans) at September 30, 2021 was 220.0% compared to 197.2% at June 30, 2021 and 160.7% at September 30, 2020.  Our credit loss reserve as a percentage of total loans outstanding at September 30, 2021 was 1.21% (1.25% excluding PPP loans) compared to 1.21% at June 30, 2021 (1.27% excluding PPP loans) and 1.35% at September 30, 2020 (1.46% excluding PPP loans).

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Community Trust Bancorp, Inc.’s (“CTBI”) actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.” These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; the effects of the COVID-19 pandemic on our business operations and credit quality and on general economic and financial market conditions, as well as our ability to respond to the related challenges; results of various investment activities; the effects of competitors’ pricing policies, changes in laws and regulations, competition, and demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; and the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary, operational, and fiscal policies and regulations, which include, but are not limited to, those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, and state regulators, whose policies, regulations, and enforcement actions could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $5.4 billion, is headquartered in Pikeville, Kentucky and has 70 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, three banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
September 30, 2021
(in thousands except per share data and # of employees)

	Three	Three	Three	Nine	Nine
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Interest income	$45,726	$43,875	$43,626	$133,812	$133,293
Interest expense	3,712	3,868	5,946	11,549	20,907
Net interest income	42,014	40,007	37,680	122,263	112,386
Loan loss provision	(163)	(4,257)	2,433	(6,919)	15,091

Gains on sales of loans	1,239	1,907	2,470	5,579	4,706
Deposit service charges	7,066	6,358	6,296	19,446	17,179
Trust revenue	3,039	3,349	2,692	9,339	8,145
Loan related fees	1,050	1,004	1,383	4,324	2,300
Securities gains (losses)	(62)	280	142	50	1,328
Other noninterest income	2,056	2,623	1,928	6,748	5,653
Total noninterest income	14,388	15,521	14,911	45,486	39,311

Personnel expense	18,853	18,960	16,137	54,646	46,321
Occupancy and equipment	2,733	2,668	2,724	8,229	8,054
Data processing expense	1,911	1,870	1,936	5,940	5,789
FDIC insurance premiums	393	323	295	1,042	736
Other noninterest expense	6,438	5,677	8,381	18,279	24,703
Total noninterest expense	30,328	29,498	29,473	88,136	85,603

Net income before taxes	26,237	30,287	20,685	86,532	51,003
Income taxes	5,095	6,356	3,238	17,841	7,325
Net income	$21,142	$23,931	$17,447	$68,691	$43,678

Memo: TEQ interest income	$45,952	$44,105	$43,815	$134,485	$133,832

Average shares outstanding	17,790	17,784	17,746	17,783	17,746
Diluted average shares outstanding	17,808	17,800	17,752	17,798	17,753
Basic earnings per share	$1.19	$1.35	$0.98	$3.86	$2.46
Diluted earnings per share	$1.19	$1.34	$0.98	$3.86	$2.46
Dividends per share	$0.400	$0.385	$0.385	$1.170	$1.145

Average balances:
Loans	$3,400,194	$3,495,655	$3,539,520	$3,480,860	$3,421,749
Earning assets	5,184,749	5,184,923	4,768,869	5,109,934	4,475,200
Total assets	5,457,558	5,450,182	5,035,874	5,376,588	4,752,895
Deposits, including repurchase agreements	4,650,885	4,661,615	4,276,496	4,585,812	4,002,194
Interest bearing liabilities	3,410,286	3,424,218	3,238,474	3,390,178	3,060,851
Shareholders' equity	695,490	675,727	642,306	677,632	630,320

Performance ratios:
Return on average assets	1.54%	1.76%	1.38%	1.71%	1.23%
Return on average equity	12.06%	14.20%	10.81%	13.55%	9.26%
Yield on average earning assets (tax equivalent)	3.52%	3.41%	3.66%	3.52%	3.99%
Cost of interest bearing funds (tax equivalent)	0.43%	0.45%	0.73%	0.46%	0.91%
Net interest margin (tax equivalent)	3.23%	3.11%	3.16%	3.22%	3.37%
Efficiency ratio (tax equivalent)	53.50%	53.17%	55.99%	52.35%	56.72%

Loan charge-offs	$1,042	$948	$2,268	$3,460	$8,492
Recoveries	(725)	(1,554)	(1,187)	(3,572)	(3,251)
Net charge-offs	$317	$(606)	$1,081	$(112)	$5,241

Market Price:
High	$42.95	$45.95	$35.09	$47.53	$46.87
Low	$38.20	$39.76	$28.00	$36.02	$26.45
Close	$42.10	$40.38	$28.26	$42.10	$28.26

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
September 30, 2021
(in thousands except per share data and # of employees)

	As of	As of	As of
	September 30, 2021	June 30, 2021	September 30, 2020
Assets:
Loans	$3,398,229	$3,448,493	$3,557,899
Loan loss reserve	(41,215)	(41,695)	(47,986)
Net loans	3,357,014	3,406,798	3,509,913
Loans held for sale	12,056	4,912	20,125
Securities AFS	1,525,738	1,357,597	949,089
Equity securities at fair value	2,461	2,523	2,212
Other equity investments	13,026	13,915	15,010
Other earning assets	143,789	392,591	201,651
Cash and due from banks	66,075	63,917	58,206
Premises and equipment	40,145	40,391	42,115
Right of use asset	12,399	12,729	13,536
Goodwill and core deposit intangible	65,490	65,490	65,490
Other assets	147,392	133,300	143,074
Total Assets	$5,385,585	$5,494,163	$5,020,421

Liabilities and Equity:
Interest bearing checking	$90,657	$99,226	$78,989
Savings deposits	1,827,112	1,877,857	1,667,120
CD's >=$100,000	565,869	561,269	533,103
Other time deposits	494,440	498,361	511,106
Total interest bearing deposits	2,978,078	3,036,713	2,790,318
Noninterest bearing deposits	1,318,158	1,286,989	1,103,863
Total deposits	4,296,236	4,323,702	3,894,181
Repurchase agreements	292,022	370,568	367,788
Other interest bearing liabilities	58,721	58,726	60,641
Lease liability	13,229	13,529	14,257
Other noninterest bearing liabilities	33,734	43,555	39,104
Total liabilities	4,693,942	4,810,080	4,375,971
Shareholders' equity	691,643	684,083	644,450
Total Liabilities and Equity	$5,385,585	$5,494,163	$5,020,421

Ending shares outstanding	17,837	17,831	17,802

30 - 89 days past due loans	$8,874	$10,847	$13,324
90 days past due loans	6,650	8,283	17,989
Nonaccrual loans	12,084	12,863	11,880
Restructured loans (excluding 90 days past due and nonaccrual)	69,190	66,887	67,500
Foreclosed properties	4,314	5,848	15,586

Community bank leverage ratio	12.71%	12.45%	12.65%
Tangible equity to tangible assets ratio	11.77%	11.39%	11.68%
FTE employees	960	961	966